EXHIBIT 15.1

August 2, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 2, 2024 and August 2, 2024, on our review of interim financial information of Ecolab Inc., which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, respectively, are incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota